PROS Appoints Todd McNabb as Chief Revenue Officer
HOUSTON, April 18, 2024 – PROS® (NYSE: PRO), a leading provider of AI-powered SaaS pricing, CPQ, revenue management, and digital offer marketing solutions, today announced that Todd McNabb has joined PROS as Chief Revenue Officer. Reporting to Andres Reiner, PROS President and Chief Executive Officer, McNabb will lead global go-to-market operations and be responsible for driving scale as businesses continue to embrace digitization, automation, and AI to drive profitable growth.

McNabb comes to PROS with more than 25 years of experience scaling companies across diverse end-markets, with a strong track record of driving revenue growth.

“Todd’s exceptional leadership, backed by his remarkable history of achievements, adds tremendous strength to our team,” said Reiner. “As we navigate this exciting time in PROS history, with businesses increasingly looking to AI to drive operational excellence and meaningful ROI, Todd’s expertise will amplify our momentum. His passion for people and innovation, along with his customer-centric mindset, align seamlessly with our core values. We are thrilled to welcome Todd to the team and I’m excited to work closely with him.”

McNabb has held executive go-to-market roles at ScienceLogic, VMWare, and Virtustream, driving substantial growth and success. In his most recent role as President and Chief Revenue Officer at ScienceLogic, McNabb spearheaded the global growth strategy, achieving remarkable year-over-year growth by transforming go-to-market operations to drive scale across Sales, Pre-Sales, Channel Partners, Customer Success and Support functions.

"PROS innovative, real-time AI platform is transforming the way businesses do commerce and has earned PROS a unique position in the greater landscape of AI-powered technologies in the market," said McNabb. "As business leaders increasingly prioritize AI-driven strategies for impactful business outcomes, the potential for growth is undeniable. I am genuinely excited to join this brilliant team and contribute my expertise towards advancing the company’s growth objectives."

About PROS
PROS Holdings, Inc. (NYSE: PRO) is a leading provider of AI-powered SaaS pricing, CPQ, revenue management, and digital offer marketing solutions. Its vision is to optimize every shopping and selling experience. With nearly 40 years of industry expertise and a proven track record of success, PROS helps B2B and B2C companies across the globe, in a variety of industries, including airlines, manufacturing, distribution, and services, drive profitable growth. The PROS Platform leverages AI to provide real-time predictive insights that enable businesses to drive revenue and margin improvements. To learn more about PROS and our innovative SaaS solutions, please visit our website at www.pros.com.

Forward-looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our financial outlook; expectations; ability to achieve future growth goals; management's confidence and optimism; positioning; customer successes; demand for our software solutions; pipeline; business expansion; and revenue outlook. The forward-looking statements contained in this press release are based upon our historical performance and our current plans, estimates and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include, among others, risks related to: (a) cyberattacks, data breaches and breaches of security measures within our products, systems and infrastructure or products, systems and infrastructure of third parties upon whom we rely, (b) the macroeconomic environment and geopolitical uncertainty and events, (c) increasing business from customers, maintaining subscription renewal rates and capturing customer IT spend, (d) managing our growth and profit objectives effectively, (e) disruptions from our third party data center, software, data, and other unrelated service providers, (f) implementing our solutions, (g) cloud operations, (h) intellectual property and third-party software, (i) acquiring and integrating businesses and/or technologies, (j) catastrophic events, (k) operating globally, including economic and commercial disruptions, (l) potential downturns in sales and lengthy sales cycles, (m) software innovation, (n) competition, (o) market acceptance of our software innovations, (p) maintaining our corporate culture, (q) personnel risks including loss of any key employees and competition for talent, (r) expanding and training our direct and indirect sales force, (s) evolving data privacy, cyber security, data localization and AI laws, (t) our debt repayment obligations, (u) the timing of revenue recognition and cash flow from operations, and (v) returning to profitability. Additional information relating to the risks and uncertainties affecting our business is contained in our filings with the SEC. These forward-looking statements represent our expectations as of the date hereof. Subsequent events may cause these expectations to change, and PROS disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

Investor Contact: PROS Investor Relations
Belinda Overdeput 713-335-5879
ir@pros.com
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